Exhibit 32.1

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Re:  Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

Ladies and Gentlemen:

In connection with the Annual Report of Chesapeake Granite Wash Trust (the “Trust”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Trust.

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and is not being filed as part of the Annual Report or as a separate disclosure document.

/S/ MICHAEL J. ULRICH
Michael J. Ulrich
Vice President
The Bank of New York Mellon Trust Company, N.A.,
as Trustee of Chesapeake Granite Wash Trust

March 30, 2012